1st Quarter 2026 Earnings Release Presentation May 7, 2026

Available Information On May 7, 2026, Consolidated Edison, Inc. issued a press release reporting its first quarter 2026 earnings and filed with the Securities and Exchange Commission the company’s first quarter 2026 Form 10-Q. This presentation should be read together with, and is qualified in its entirety by reference to, the earnings press release and the Form 10-Q. Copies of the earnings press release and the Form 10-Q are available at: www.conedison.com/en/. (Select “For Investors” and then select “Press Releases” and “SEC Filings,” respectively.) Forward-Looking Statements This presentation contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “goal,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and may be subject to substantial penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber attack could adversely affect it; artificial intelligence is an emerging area of technology that has the potential to impact various aspects of business operations and customer interactions of Con Edison and its subsidiaries; the failure of processes and systems, the failure to retain and attract employees and contractors, and their negative performance could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets, increased commodity costs or failure by an energy supplier or customer could adversely affect it; it faces risks related to health epidemics and other outbreaks; its strategies may not be effective to address changes in the external business environment; it faces risks related to supply chain disruptions, inflation and the imposition of tariffs (or subsequent changes to tariffs once announced or implemented); and it also faces other risks that are beyond its control. This list of factors is not all-inclusive because it is not possible to predict all factors that could cause actual results or developments to differ from the forward-looking statements. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures This presentation also contains financial measures, adjusted earnings and adjusted earnings per share, that are not determined in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments and accretion of the basis difference of Con Edison's equity investment in Mountain Valley Pipeline, LLC (MVP), transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye Storage Corporation (Honeoye) and the gain on the sale of Con Edison's equity interest in MVP. Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance. See slides 26, 27, 30, 31 and 34 for a reconciliation of non-GAAP financial measures to their GAAP equivalent. For more information, contact: Jan Childress, Director, Investor Relations Caroline Elsasser, Section Manager, Investor Relations Allison Duignan, Sr. Analyst, Investor Relations Tel: 212-460-6611 Tel: 212-460-4431 Tel: 212-460-6912 Email: childressj@coned.com Email: elsasserc@coned.com Email: duignana@coned.com Investor Relations conEdison.com 2

3 Our Investment Thesis Con Edison is a durable, steady, and reliable investment that can endure our changing and challenging times 3 • Constructive and stable regulatory environment ◦ Three years of rate certainty for CECONY electric and gas and two years for O&R electric and gas ◦ Transparent regulatory environment in New York with revenue predictability • Reliable and stable earnings growth with solid financial management ◦ No long-term holding company debt ◦ Disciplined capital allocation and commitment to affordability • Positioned for long-term growth through electrification ◦ 8.8% regulated investment base five-year CAGR ◦ Byproduct of customer demand and alignment with local policy • Durable business with a 200-year track record ◦ Longest operating investor-owned energy utility in the U.S. ◦ Nation leading reliability ◦ 4.4% increase in annualized dividend leading to 52nd straight year of dividend increases Pillars of Our Investment Thesis: • Durability & Revenue Predictability • Growth Through Electrification • Serving a Territory of National Importance Requiring Continuous Investment

1Q 2026 Financial Highlights $2.55 earnings per share (GAAP) / $2.18 adjusted earnings per share (non-GAAP)(a) $6.00 to $6.20 earnings per share (non-GAAP)(a) Reaffirmed 2026 adjusted EPS guidance range Completed sale of Con Edison’s equity interest in MVP in March 2026 Executed on a $776 million equity forward issuance in February 2026 4 (a) Adjusted EPS is a non-GAAP financial measure. See slide 35 for a reconciliation to the most comparable GAAP information.

Best-in-Class Electric Reliability in the United States 5 We deliver more reliable and resilient service to our customers than any other large utility Source: Energy Information Administration (EIA) Note: Data reflects the System Average Interruption Frequency Index (SAIFI), in thousands of customers per year, and the System Average Interruption Duration Index (SAIDI), in minutes, both metrics including major event days, based on the annual average over the past 10-years (2015-2024). The “peers” are Con Edison's proxy peers set forth in its proxy statement filed in April 2026.

6 Electrification is driving durable, visible load growth that requires early, disciplined infrastructure investment to preserve reliability in a uniquely complex, high-density urban grid 6 • Broad electric growth across our service territory ◦ As new buildings come online within CECONY’s service territory, we are seeing a 20% to 25% increase in their electric demand requests ◦ In 2025, 20 MW of fast-charging capacity were installed in CECONY's territory, representing a growth of 18% from 2024 installations ◦ CECONY's and O&R's Medium and Heavy-Duty Make-Ready programs are supporting the electrification of more than 500 trucks and buses • Wide-ranging commercial customer demand for electricity ◦ Etihad Park Major League Soccer stadium and Metropolitan Park entertainment complex in Queens ◦ John F. Kennedy (JFK) International Airport construction and modernization ◦ Hunts Point Food Distribution Center redevelopment and electrification • Substation build-out to support growth while maintaining industry-leading reliability standards in a dense urban network ◦ Between 2026 and 2034, CECONY projects 9 and O&R projects 13 new substations ◦ Robust design standards and associated investment, making us the most reliable large utility in the U.S. The new JPMorganChase global headquarters at 270 Park Avenue in Manhattan is 100% electric for lighting, cooling, and heating Growth Through Electrification

7 Powering the Economic Core of the Nation Reliability in this region is not optional for CECONY, serving 9 million people and 350,000 businesses in New York City and Westchester County — it is foundational to national and global economic confidence 7 • The communities we serve ◦ Largest central business district in the U.S. ◦ World-leading hospitals ◦ Nearly 200,000 small businesses ◦ Largest public school system in the U.S. • Support critical national infrastructure including ◦ The New York Stock Exchange and NASDAQ ◦ Metropolitan Transportation Authority - North America's largest transportation network ◦ The Port Authority of New York and New Jersey which builds, operates, and maintains many of the most important transportation and trade infrastructure assets in the country ▪ LaGuardia and JFK Airports ▪ The first port of call for the vast majority of transatlantic container vessels serving the East Coast and among the top three busiest in the country Sources: CECONY - Our Economic Impact Study; Port Authority Press Release Dec. 18, 2025; About the MTA

Customer Affordability Remains a Top Priority CECONY electric customer bills are lower than our proxy peer average on both a total bill and share of wallet basis 8 Information derived from data published by the U.S. Energy Information Administration (as of January 2026), St. Louis FRED, and CECONY’s internal analysis. Three year (2022 – 2024) average customer electric bills are annualized full-service residential bills. Share of wallet calculated as annual bill over median income. The “peers” are Con Edison’s proxy peers set forth in its proxy statement filed in April 2026, excluding CenterPoint Energy because directly comparable data was not available, and including O&R.

Con Edison Electric Bills Over Time Compared to Peers CECONY has generally improved affordability over time with the majority of CECONY customers receiving bills below peer average Source: Energy Information Administration Note: CECONY’s and the peers’ numbers are the three-year rolling average monthly bill for residential customers, with available EIA data. The “peers” are Con Edison’s proxy peers set forth in its proxy statement filed in April 2026, excluding CenterPoint Energy because directly comparable data was not available, and including O&R. 9 Ranking average electric bills by utility ($/month, 3-yr average) CECONY vs. Peer Average: • $228 less annually (16% lower) CECONY vs. Peer Median: • $276 less annually (20% lower)

Supporting Our Most Vulnerable Customers In 2025, over half a million income eligible customers in New York and New Jersey received discounts through Con Edison’s monthly bill discount programs and together the utilities applied $268 million in discounts to customer bills(a) 10 • Customers enrolled in CECONY's and O&R's Energy Affordability Programs (EAP) receive bill discounts aimed at reducing energy burden to 6% of wallet • In 2025, the utilities’ programs provided $268 million in monthly discounts to help make bills more affordable for our most vulnerable customers • As of January 2026, over 438,000 customers, or ~14% of residential customers, across CECONY's and O&R's service territories are enrolled in the EAP, New York’s monthly bill discount program • In January 2026, CECONY and O&R launched their Enhanced EAPs, expanding eligibility for monthly bill discounts to income-qualified low- and moderate-income residential customers who were not previously eligible for the EAP. To date, more than 11,000 CECONY and O&R customers have been approved to receive discounts through the Enhanced EAP.(b) (a) Monthly bill discount programs include those for CECONY, O&R and RECO Matter Master: 14-02621/14-M-0565 (b) As of April 6, 2026

Helping Customers Manage Energy Bills 11 Financial Assistance Programs for Vulnerable Customers • Monthly bill discounts reduce monthly energy costs for low- and moderate-income customers – Energy Affordability Program (EAP) aims to manage typical customer’s energy bills to 6% of wallet in NY. The Enhanced EAP expands eligibility to more low- and moderate-income customers. – Statewide Solar for All and Renewable Energy Access and Community Help programs provide additional discounts to low-income EAP customers living in disadvantaged communities in NY – Energy Affordability Guarantee Pilot provides bill relief for low-income customers who install electric heat pumps at home in NY – The Universal Service Fund (USF) provides New Jersey customers credits to reduce monthly energy bills • Annual and one-time grants help low-income customers struggling to pay heating costs or past-due balances – Federal Home Energy Assistance Program – CECONY's and O&R’s Grant Programs EnergyShare and Neighbor Fund – Other grants available from local social service agencies and nonprofit partners • The Fresh Start program helps New Jersey customers eligible for USF who have fallen behind on bills to pay down outstanding balances through monthly arrears forgiveness For more information visit: Financial Assistance Programs: EAP, HEAP & More | Con Edison; New York Programs | Orange & Rockland Energy Savings Programs • Energy Efficiency for Renters and Homeowners – Customers can save with professionally installed insulation and air sealing – Customers can claim a rebate for their smart thermostat – Eligible customers can receive incentives to replace gas appliances with electric For more information visit: Energy Efficient Savings for Renters and Homeowners | Con Edison; Rebates, Incentives, and Tax Credits | Orange & Rockland • SmartCharge New York Program – Electric vehicle (EV) drivers can earn cash incentives for charging their EV during overnight off-peak times, year round For more information visit: SmartCharge New York Program (for EV Drivers and Light-Duty Fleets)  | Con Edison; SmartCharge New York | Orange & Rockland Operational Cost Management • Smart Meters – Our largest utility investment to date, smart meters are projected to result in $3.2 billion in net savings over the life of the equipment • Resilience Investments – Our plans build on the more than $1 billion in post-Sandy storm-hardening investments we made, which have helped avoid nearly 1.2 million outages • Strategic Sourcing – Our Supply Chain team has negotiated rebates into select contracts resulting in realized benefits of $10.8 million in 2025

Capital Investments to Maintain Reliability, Meet Growing Demand and Enhance Resiliency $3,964 $4,465 $4,509 $4,728 $4,996 $6,595 $6,759 $7,152 $8,599 $8,588 $3,635 $4,001 $4,379 $4,699 $4,946 $6,533 $6,592 $6,939 $8,524 $8,571 $298 $399 $81 $31 $65 $49 $29 $50 $62 $167 $213 $75 $17 2021 2022 2023 2024 2025 2026E 2027E 2028E 2029E 2030E Actual Forecast (d) CECONY & O&R - actual Con Edison Transmission - actual Clean Energy Businesses - actual CECONY & O&R - forecast Con Edison Transmission - forecast a. Forecast for 2026, 2027 and 2028 reflects CECONY’s new Electric and Gas rate plans (Case 25-E-0072 & 25-G-0073) approved in January 2026. b. Forecast for 2026 and 2027 reflects O&R’s Electric and Gas rate plans (Case 24-E-0060 & 24-G-0061) approved in March 2025. c. Forecast for 2027 and 2028 reflects CECONY’s November 2025 steam rate filing that is subject to approval by the NYSPSC. d. 2025 Form 10-K, page 30. ($ in millions) 12 (a)(b)(c) (a)(c)(a)(b)

Average Rate Base Balances(a)(f)

Long-term growth is spurred by accelerating customer adoption of cleaner energy alternatives

($ in millions)


O&R
CECONY
$35,038
$1,799
$33,239
$37,309
$1,929
$35,380
$40,241
$2,049
$38,192
$43,516
$2,209
$41,307
$46,352
$2,415
$43,937
$48,957
$2,591
$46,366
$52,433
$2,946
$49,487
$57,363
$3,094
$54,269
$62,085
$3,262
$58,823
$67,154
$3,481
$63,673
Actual
Forecast

		2021	2022	2023	2024	2025	2026E	2027E	2028E	2029E	2030E
CECONY	Electric(b)(e)	$23,614	$24,753	$26,680	$29,279	$31,456	$32,935	$35,149	$39,174	$42,700	$46,543
	Gas(b)(e)	8,008	8,924	9,692	10,115	10,559	11,485	12,050	12,615	13,461	14,363
	Steam(d)(e)	1,617	1,703	1,820	1,913	1,922	1,946	2,288	2,480	2,662	2,767
O&R	Electric(c)(e)	965	1,032	1,083	1,191	1,337	1,393	1,646	1,737	1,833	1,950
	Gas(c)(e)	527	578	626	654	695	791	863	880	924	992
RECO	Electric(e)	307	319	340	364	383	407	437	477	505	539

a. Excludes the Utilities' average interest bearing Construction Work in Progress (CWIP) of approximately $2.6 billion at year-end 2025, with annual average balances expected to range between approximately $2.1 billion and $3.9 billion from 2026 - 2030.
b. Forecast for 2026, 2027 and 2028 reflects CECONY's new Electric and Gas rate plans (Case 25-E-0072 & 25-G-0073) approved in January 2026.
c. Forecast for 2026 and 2027 reflects O&R's Electric and Gas rate plans (Case 24-E-0060 & 24-G-0061) approved in March 2025.
d. Forecast for 2027 and 2028 reflects CECONY's November 2025 steam rate filing that is subject to approval by the NYSPSC.
e. Amounts reflect the company's five-year forecast as of January 2026.
f. Amounts for energy efficiency and heat pump programs are excluded in the forecast for years 2026 – 2030. In May 2025, the NYSPSC issued two orders for Low- to Moderate-Income and Non-Low- to Moderate-Income that directed CECONY and O&R to recover 2026-2029 energy efficiency and heat pump programs (formerly known as New Efficiency New York) through surcharge rather than base rates. See page 34 to the 2025 Form 10-K.

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Average Investment Earnings Base[a][b][c][d][e][f]

Reflects Investment Opportunities for CECONY, O&R, and CET


5-year CAGR 8.8%
($ in millions)
$47,102
$50,717
$54,975
$60,707
$66,129
$71,760

	2025 Actual	2026E	2027E	2028E	2029E	2030E
CET	$471	$544	$742	$1,077	$1,318	$1,366
Surcharge Recovery	279	1,216	1,800	2,267	2,726	3,240
Average Utility Rate Base	46,352	48,957	52,433	57,363	62,085	67,154

Surcharge recovery programs (not in base rates) are primarily comprised of Transportation Electrification (Electric Vehicles Make Ready Program), Utility Thermal Energy Networks, Utility Storage Dispatch Rights, and Energy Efficiency and Heat Pump programs (formerly known as New Efficiency New York).

a. Excludes the Utilities' average interest bearing CWIP.
b. Forecast for 2026, 2027 and 2028 reflects CECONY's Electric and Gas rate plans (Case 25-E-0072 & 25-G-0073) approved in January 2026.
c. Forecast for 2026 and 2027 reflects O&R's Electric and Gas rate plans (Case 24-E-0060 & 24-G-0061) approved in March 2025.
d. Forecast for 2027 and 2028 reflects CECONY's November 2025 steam rate filing that is subject to approval by the NYSPSC.
e. CET amounts reflect ownership share of FERC regulated earnings base of its investments.
f. Amounts for energy efficiency and heat pump programs are included in the average rate base for CECONY and O&R from 2021 - 2025. In May 2025, the NYSPSC issued two orders for Low- to Moderate-Income and Non-Low- to Moderate-Income that directed CECONY and O&R to recover 2026-2030 energy efficiency and heat pump program activity through surcharge rather than base rates. See page 34 to the 2025 Form 10-K.

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Financing Plan for 2026-2030(a) ($ in millions) Equity 2026 2027 2028 - 2030 Common Equity Issuance(b)(c) up to $1,100 up to $1,200 up to $3,300 Debt 2026 2027 2028 - 2030 Long-term Debt up to $3,200 up to $3,000 up to $9,900 a. Con Edison’s estimates of its capital requirements and related financing plans reflect information available and assumptions at the time the statements are made and include, among other things, the assumptions that the Utilities’ forecasted capital investments and financing plans through 2030 are approved by the NYSPSC. Actual developments and the timing and amount of funding may differ materially. b. Excludes common equity issued under Con Edison's dividend reinvestment, employee stock purchase and long-term incentive plans. c. The issuance amount includes 7,000,000 shares of common stock issued for approximately $776 million upon physical settlement of a February 2026 forward sale agreement, and excludes shares issued under Con Edison’s dividend reinvestment, employee stock purchase, and long-term incentive plans. d. Includes $500 million borrowed under a 364-day senior unsecured term loan credit agreement in November 2025. The term loan was repaid in full in March 2026. Debt Maturities 2026 2027 2028 2029 2030 CECONY $750(d) $700 $800 $— $600 O&R — 80 — 44 35 Total $750 $780 $800 $44 $635 15

Dividend King A focus on long-term shareholder value has resulted in a 4.4% annualized dividend increase in 2026, contributing to 52 consecutive years of dividend growth with a CAGR of 5.56% 16

Regulatory Updates 17

18 Constructive Relationship with our Regulator in New York State 18 • Revenue predictability ◦ Revenue decoupling mechanism in place for CECONY and O&R New York electric and gas ◦ Weather normalization clause in place for CECONY gas and steam and O&R New York gas • Formulaic approach to return on equity ◦ 2/3 Discounted Cash Flow Model ◦ 1/3 Capital Asset Pricing Model • Reduced regulatory lag ◦ Fully-forecasted rate year reflecting a historical test year ◦ Timely recovery of fuel and commodity costs ◦ True-ups (reconciliations) for major costs including: ▪ Pensions ▪ Environmental costs ▪ Property taxes ▪ Variable-rate debt ▪ Uncollectible write-offs of customer accounts receivable balances and late payment fees

19 19 Rate Case Filing Status (a) Average rate base for 12 months ended December 31, 2025 Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc. Regulator Rate Base(a) ($ millions) Current Plan Start Date Current Plan End Date Status C EC O N Y Electric New York State Public Service Commission (NYSPSC) $31,456 Jan 2026 Dec 2028 Joint Proposal approved January 2026 Gas NYSPSC 10,559 Jan 2026 Dec 2028 Steam NYSPSC 1,922 Nov 2023 Oct 2026 Filed rate case in November 2025 O & R O&R - NY Electric NYSPSC 1,337 Jan 2025 Dec 2027 Joint Proposal approved March 2025 O&R - NY Gas NYSPSC 695 Jan 2025 Dec 2027 Rockland Electric New Jersey Board of Public Utilities (NJBPU) 383 Jan 2022 Pending Filed update to June and August 2025 requests in October 2025

20 20 CECONY Steam Rate Filing Comparison and Illustrative Timeline Typical timeline for rate setting process:

INTERNAL Summary of RECO Electric Rate Filing Return on equity……………..10.30% Equity ratio……………………50.04% RECO’s Proposed Rate Changes RECO Proposed Return on Equity and Equity Ratio Key Drivers of Proposed 2026 Electric Rate Increase ($ millions) In October 2025, RECO further updated its June and August 2025 requests with the New Jersey Board of Public Utilities for an electric rate increase effective January 1, 2026. Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc. 21 • Requesting approval of a $31.8 million revenue increase • 11.2% total electric bill increase Operations & Maintenance expenses $11 Rate Base growth 10 Depreciation expense 5 Other 3 Return on equity 2 Sales 1 Total Rate Increase $32

NYSPSC & NYISO Proceedings and Developments 22 a. NYSPSC docket number 15-E-0302 b. NYSPSC docket number 14-M-0565 Utility Ownership of Renewables(a) • In October 2025, CECONY and O&R, along with other New York utilities, submitted comments to implement a large-scale renewable program as part of NYSPSC's clean energy standard proceeding. These utilities proposed a regulated large-scale renewables ownership model whereby the New York utilities would jointly procure and own renewable generation in New York State based on an initial level of 1 GW of annual new capacity. The New York utilities would recover their cost of service, as they do with existing capital investments, and any renewables' costs that are not offset by their associated power revenues would be allocated to supply customers statewide. • On January 27, 2026 the NYSPSC issued an additional set of questions for public comment, and CECONY and O&R, along with other New York utilities, submitted comments on April 24, 2026, proposing a separate procurement process in which utilities would jointly solicit bids for renewable projects. NYSDPS Staff is expected to issue a white paper, which would be subject to stakeholder comment, and followed by an NYSPSC order. Energy Affordability Program (EAP)(b) • On February 13, 2026, the NYSPSC approved CECONY's and O&R's cost recovery plans for the Energy Affordability Guarantee Pilot, giving utilities the authority to recover the costs to launch the pilot. The pilot provides bill relief for low-income customers who install electric heat pumps at home in NY.

NYSPSC & NYISO Proceedings and Developments (continued) 23 • In December 2025, CECONY issued its preliminary 2025 Local Transmission Plan (LTP), which projected reliability needs in New York driven by increasing load demand, cumulative generator retirements without incremental new generation resources, and reliability design criteria updates. Following CECONY’s preliminary 2025 LTP, the NYSPSC issued an order directing CECONY to develop a reliability contingency plan by June 2026 to address projected reliability needs in New York City.(a) • In January 2026, pursuant to the NYSPSC order, CECONY filed its updated projection of reliability needs in New York City of 125 MW beginning in 2032 and increasing to 750 MW by 2036. Additionally, CECONY issued a Request for Information (RFI) to engage with stakeholders for the submission of feasible, effective, timely and cost-effective options to meet these needs. The RFI will be used to inform CECONY's New York City reliability contingency plan. • In April 2026, the NYISO issued its 2026 Quarter 1 Short-Term Assessment of Reliability that, among other things, continued to identify reliability needs in New York City beginning in the summer of 2026 and continuing through 2030. The need is primarily driven by the deactivation notices of certain generation, in combination with forecasted increases in peak demand under expected weather conditions, aging generation and the uncertainty as to whether certain planned projects will be completed and energized within the scheduled time period. The NYISO evaluated both market-based and regulated solutions and determined that certain existing generation resources should remain in service until May 1, 2029 to maintain system reliability. Longer-term reliability is dependent on the timely completion of planned transmission and generation projects and the addition of new resources. CECONY will continue to monitor reliability assessments, regulatory developments and the progress of planned transmission and generation projects. a. NYSPSC docket number 25-E-0764 Electric Reliability Needs

Strong Economic Performance 24

Dividend and Earnings Announcements • On April 16, 2026, the company declared a quarterly dividend of 88.75 cents a share on its common stock. • On May 7, 2026, the company issued a press release reaffirming its forecasted adjusted earnings per share (non-GAAP) for the year 2026 to be in the range to $6.00 to $6.20 a share.(a) Reported EPS (GAAP) Adjusted EPS (Non-GAAP)(b) $2.55 $2.26 $2.18 $2.26 2026 2025 2026 2025 1Q 2026 vs. 1Q 2025 a. Con Edison’s forecast of adjusted earnings per share for the year 2026 excludes the gain on the sale of Con Edison's equity interest in MVP ($(0.37) a share after-tax), accretion of the basis difference of Con Edison's equity investment in MVP ($(0.01) a share after-tax), transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye and HLBV accounting for tax equity investments, the amount of which will not be determinable until year-end. Accordingly, the company is unable to provide equivalent measures determined in accordance with GAAP. b. Adjusted earnings and adjusted earnings per share in 2026 exclude the transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye and the gain on the sale of Con Edison's interest in MVP. Adjusted earnings and adjusted earnings per share in 2026 and 2025 exclude accretion of the basis difference of Con Edison's equity investment in MVP. Adjusted earnings and adjusted earnings per share in 2025 exclude the effects of HLBV accounting for tax equity investments. 25

1Q 2026 EPS (GAAP) to Adjusted EPS (non-GAAP) Reconciliation Earnings per Share Net Income for Common Stock ($ in Millions) 2026 2025 2026 2025 Reported EPS and Net Income for Common Stock – GAAP basis $2.55 $2.26 $924 $791 Accretion of the basis difference of Con Edison's equity investment in MVP (pre-tax) (0.01) (0.01) (3) (3) Income taxes (a) — — 1 1 Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax) (0.01) (0.01) (2) (2) Transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye (pre-tax) 0.01 — 3 — Income taxes (b) — — (1) — Transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye (net of tax) 0.01 — 2 — Gain on the sale of Con Edison's equity interest in MVP (pre-tax) (0.52) — (189) — Income taxes (c) 0.15 — 55 — Gain on the sale of Con Edison's equity interest in MVP (net of tax) (0.37) — (134) — HLBV effects (pre-tax) — 0.01 — 4 Income taxes (d) — — — (1) HLBV effects (net of tax) — 0.01 — 3 Adjusted EPS and Adjusted Earnings – non-GAAP basis $2.18 $2.26 $790 $792 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 25% and 21% for the three months ended March 31, 2026 and 2025, respectively. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the three months ended March 31, 2026. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 29% for the three months ended March 31, 2026. d. The amount of income taxes was calculated using a combined federal and state income tax rate of 23% for the three months ended March 31, 2025. 26

Variance in Reported EPS (GAAP) Variance in Adjusted EPS (non-GAAP) 1Q 2025 Reported EPS CECONY O&R CET Other 1Q 2026 Reported EPS $2.26 $(0.11) $0.01 $0.37 $2.55 1Q 2025 Adjusted EPS CECONY O&R CET Other 1Q 2026 Adjusted EPS $2.26 $(0.11) $0.01 $0.01 $2.18 (a) (a) $0.01 $0.02 a. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025. Walk from 1Q 2025 EPS to 1Q 2026 EPS and 1Q 2025 Adjusted EPS (non-GAAP) to 1Q 2026 Adjusted EPS (non-GAAP) 27

EPS (GAAP Basis) Adjusted EPS (non-GAAP Basis) Higher electric rate base $0.04 $0.04 CECONY(a) Higher gas rate base 0.04 0.04 Higher income from allowance for funds used during construction 0.01 0.01 Higher electric, gas and steam operations and maintenance expense (0.08) (0.08) Higher interest expense on long-term debt (0.03) (0.03) Higher corporate expenses (0.01) (0.01) Dilutive effect of issuance of common shares (0.08) (0.08) Total CECONY $(0.11) $(0.11) Electric base rate increase $0.01 $0.01 O&R(a)Gas base rate increase 0.01 0.01 Higher interest expense on long-term debt (0.01) (0.01) Total O&R $0.01 $0.01 1Q 2026 vs. 1Q 2025 EPS and Adjusted EPS (non-GAAP) Variances – Three Months Ended Variation a. Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. The Utilities' gas and CECONY’s steam sales are subject to a weather normalization clause, as a result of which, delivery revenues reflect normal weather conditions during the heating season. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations. 28

EPS (GAAP Basis) Adjusted EPS (non-GAAP Basis) Gain on the sale of Con Edison's equity interest in MVP $0.37 $— CETTransaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye (0.01) — Other 0.01 0.01 Total CET $0.37 $0.01 HLBV effects 0.01 — Other, including parent company expenses(a)Other 0.01 0.01 Total Other $0.02 $0.01 Total Variance $0.29 $(0.08) 1Q 2026 vs. 1Q 2025 EPS and Adjusted EPS (non-GAAP) Variances – Three Months Ended Variation 29 a. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025.

1Q 2026 vs. 1Q 2025 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company CECONY O&R CET Other(d) Total Reported EPS – GAAP basis $2.02 $0.14 $0.40 $(0.01) $2.55 Accretion of the basis difference of Con Edison's equity investment in MVP (pre-tax) — — (0.01) — (0.01) Income taxes (a) — — — — — Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax) — — (0.01) — (0.01) Transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye (pre-tax) — — 0.01 — 0.01 Income taxes (b) — — — — — Transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye (net of tax) — — 0.01 — 0.01 Gain on the sale of Con Edison's equity interest in MVP (pre-tax) — — (0.52) — (0.52) Income taxes (c) — — 0.15 — 0.15 Gain on the sale of Con Edison's equity interest in MVP (net of tax) — — (0.37) — (0.37) Adjusted EPS – non-GAAP basis $2.02 $0.14 $0.03 $(0.01) $2.18 Three Months Ended March 31, 2026 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 25% for the three months ended March 31, 2026. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the three months ended March 31, 2026. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 29% for the three months ended March 31, 2026. d. Other includes the parent company, Con Edison's tax adjustments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025. 30

1Q 2026 vs. 1Q 2025 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company (continued) CECONY O&R CET Other(c) Total Reported EPS – GAAP basis $2.13 $0.13 $0.03 $(0.03) $2.26 HLBV effects (pre-tax) — — — 0.01 0.01 Income taxes (a) — — — — — HLBV effects (net of tax) — — — 0.01 0.01 Accretion of the basis difference of Con Edison's equity investment in MVP (pre- tax) — — (0.01) — (0.01) Income taxes (b) — — — — — Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax) — — (0.01) — (0.01) Adjusted EPS – non-GAAP basis $2.13 $0.13 $0.02 ($0.02) $2.26 Three Months Ended March 31, 2025 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 23% for the three months ended March 31, 2025. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 21% for the three months ended March 31, 2025. c. Other includes the parent company, Con Edison's tax adjustments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025. 31

1Q 2026 Developments(a) CECONY & O&R In April 2026, the NYISO issued its 2026 Quarter 1 Short-Term Assessment of Reliability that, among other things, continued to identify reliability needs in New York City beginning in the summer of 2026 and continuing through 2030. The need is primarily driven by the deactivation notices of certain generation, in combination with forecasted increases in peak demand under expected weather conditions, aging generation and the uncertainty as to whether certain planned projects will be completed and energized within the scheduled time period. The NYISO evaluated both market-based and regulated solutions and determined that certain existing generation resources should remain in service until May 1, 2029 to maintain system reliability. Longer-term reliability is dependent on the timely completion of planned transmission and generation projects and the addition of new resources. CECONY will continue to monitor reliability assessments, regulatory developments and the progress of planned transmission and generation projects. (page 43) In November 2025, CECONY filed a request with the NYSPSC for a steam rate increase of $66 million, effective November 1, 2026. The filing reflects a return on common equity of 9.9 percent and a common equity ratio of 48 percent. The filing includes supplemental information regarding steam rate plans for November 2027 through October 2028, and November 2028 through October 2029, which the company is not requesting but would consider through settlement discussions. For purposes of illustration, rate increases of $50 million and $50 million effective November 2027 and 2028, respectively, were calculated based on an assumed return on common equity of 9.9 percent and a common equity ratio of 48 percent. In March 2026, the New York State Department of Public Service (NYSDPS) submitted testimony in the pending steam rate case proceeding supporting a steam rate increase of $18 million, reflecting, among other things, a 9.3 percent return on common equity and a common equity ratio of 47.5 percent. (pages 20-21) At March 31, 2026, CECONY’s and O&R’s customer accounts receivables balances of $3,120 million and $162 million, respectively, included aged accounts receivables (balances outstanding in excess of 60 days) of $1,352 million and $28 million, respectively. At December 31, 2025, CECONY’s and O&R’s customer accounts receivables balances of $2,970 million and $120 million, respectively, included aged accounts receivables (balances outstanding in excess of 60 days) of $1,427 million and $27 million, respectively. In comparison, CECONY’s and O&R’s customer accounts receivable balances at February 28, 2020 were $1,322 million and $89 million, respectively, including aged accounts receivables (balances outstanding in excess of 60 days) of $408 million and $15 million, respectively. (page 42) On February 18, 2026, the IRS and the Department of Treasury issued Notice 2026-7, which provides additional interim guidance regarding the application of the CAMT and allows the Companies to deduct certain repair expenditures as a reduction to the Companies’ modified GAAP net income. This interim guidance is retroactive to the beginning of the IRA provisions in calculating the Companies’ CAMT liability. In the three months ended March 31, 2026, Con Edison reduced its CAMT credit carryforward by $205 million ($213 million of which is for CECONY) and increased its general business tax credit carryforward by approximately $154 million as a result of adopting the interim guidance for the 2024 and 2025 tax years. This guidance will also reduce the Companies’ CAMT liability going forward. (page 30) In March 2026, the FERC issued an order regarding CECONY’s and other parties’ longstanding dispute with PJM Interconnection LLC (PJM) regarding PJM’s cost-allocation methodology that assigned disproportionate costs from regional transmission expansion plan projects to CECONY and other New York-connected entities. The FERC directed PJM to change one element of the cost allocation methodology that would result in refunds to CECONY that would ultimately be credited to CECONY’s electric customers and initiated a proceeding to review the applicability of the methodology generally. The order is subject to rehearing and potential appeal. (page 43) a. Page references to 1Q 2026 Form 10-Q unless noted otherwise. 32

1Q 2026 Developments *(continued)*[a]

Con Edison Transmission

During the first quarter of 2026, Con Edison Transmission completed the sale of its approximately 6.6 percent interest in MVP to the two founding members of MVP for total aggregate consideration of $357.5 million, before certain closing adjustments and expenses. Prior to the sale, Con Edison recorded its pro rata share of earnings from its equity interest in MVP, adjusted for accretion of the basis difference and income taxes, on its consolidated income statement of $7 million ($5 million after-tax) for the three months ended March 31, 2026. (pages 19, 63)

In April 2026, CECONY and Con Edison Transmission entered into an agreement to sell their interests in Honeoye for $5 million in aggregate, of which approximately $1.5 million was attributed to CECONY, before certain closing adjustments and expenses. The closing is expected to occur following approval by the NYSPSC. (page 63)

	Ownership Interest	In-Service Date/Anticipated	Base Return on Common Equity (ROE)	Common Equity Ratio
Transmission Owner Transmission Solutions (TOTS)(1)	45.7%	2016	9.99% plus 0.50% = 10.49%	54%
New York Energy Solution (NYES)(2)	45.7%	2023/2025	9.99% plus 0.50% to 1.00% = 10.49% to 10.89%(3)	54%
Propel NY Energy(4)	41.7% of New York Transco's share	2030	10.3% plus 1% = 11.3%	53%

(1) TOTS is a group of three electric power bulk transmission projects ($217 million total cost) constructed on the New York bulk transmission system to increase transfer capability between upstate and downstate New York.
(2) The NYES project was constructed to relieve transmission congestion between upstate and downstate (estimated cost of approximately $800 million).
(3) Includes a cost containment reduction.
(4) Propel NY Energy, a project that is under development jointly with the NYPA, is a 90-mile electric transmission project that is expected to increase high voltage transmission connections between Long Island and the rest of New York State. New York Transco's share of the estimated cost of the Propel NY Energy project is $2,200 million, excluding interconnection costs and the cost of projects expected to be built by local transmission owners, including CECONY. The siting, construction and operation of the project will require approvals and permits from the appropriate governmental agencies and authorities, including the NYSPSC.

a. Page references to 1Q 2026 Form 10-Q unless noted otherwise.

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Three-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (non-GAAP) 2024 2025 2026(a) Reported EPS – GAAP basis $5.26 $5.66 $2.55 Gain on the sale of Con Edison's equity interest in MVP (pre-tax) — — (0.52) Income taxes (b) — — 0.15 Gain on the sale of Con Edison's equity interest in MVP (net of tax) — — (0.37) Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (pre-tax) 0.18 — — Income taxes (b) (0.03) — — Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (net of tax) 0.15 — — Accretion of basis difference of Con Edison's equity investment in Mountain Valley Pipeline (pre-tax) (0.03) (0.04) (0.01) Income taxes (b) 0.01 0.01 — Accretion of basis difference of Con Edison's equity investment in Mountain Valley Pipeline (net of tax) (0.02) (0.03) (0.01) Transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye (pre-tax) — 0.04 0.01 Income taxes (b) — (0.01) — Transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye (net of tax) — 0.03 0.01 Remeasurement of deferred state income taxes related to the previously recorded impairment of MVP (net of federal income taxes) — 0.02 — Impairment loss related to investment in Honeoye (pre-tax) — 0.04 — Income taxes (b) — (0.01) — Impairment loss related to investment in Honeoye (net of tax) — 0.03 — Gain on the sale of an interest in a solar electric production project (pre-tax) — (0.01) — Income taxes (b) — — — Gain on the sale of an interest in a solar electric production project (net of tax) — (0.01) — HLBV effects (pre-tax) 0.01 — — Income taxes (b) — — — HLBV effects (net of tax) 0.01 — — Adjusted EPS – non-GAAP basis $5.40 $5.70 $2.18 12 Months Ending December 31, 34 a. Represents 3-month trailing EPS ending March 31, 2026. b. The amount of income taxes was calculated using applicable combined federal and state income tax rates for the three months ended March 31, 2026 and the years ended December 31, 2024 - 2025.

CECONY and O&R Operations and Maintenance Expenses



Departmental
($ in millions)
$1,775
$1,808
$2,029
$2,110
$2,211
$2,329
$571 YTD
2021
2022
2023 (c)
2024 (c)
2025
2026E



Other Expenses(a)
($ in millions)
Other
Regulatory Fees and Assessments
Healthcare/ Other Employee Benefits
Pension/ OPEBs (b)
$990
$420
$412
$189
$(31)
$1,585
$530
$436
$171
$448
$1,522
$493
$466
$191
$372
$1,630
$702
$555
$212
$161
$1,563
$745
$548
$232
$38
$1,244
$530
$488
$235
$(9)
$206 YTD
$111 YTD
$65 YTD
$(17) YTD
2021(c)
2022(c)
2023(c)
2024(c)
2025
2026E

a. Other Expenses generally are either reconciled through amounts reflected in rates or represent surcharges that are recovered in revenues from customers.
b. Represents service costs net of capitalization and rate reconciliation; excludes non-service components of Pension/OPEBs pursuant to Accounting Standards Update 2017-07. For the three months ended March 31, 2026, CECONY and O&R recorded net non-service cost components of $(122) million and $(6) million, respectively. See page 48 of the Form 10-Q. For the year ended December 31, 2026, CECONY and O&R forecast net non-service cost components of $(488) million and $(23) million, respectively.
c. Certain prior period amounts have been reclassified within the companies' other operations and maintenance expenses to conform with current period presentation.

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Composition of Average Rate Base(a)(b) (as of March 31, 2026) a. Average rate base for 12 months ended March 31, 2026. b. Includes earnings base that is being recovered through the surcharge mechanism starting in 2026. CECONY ($ in millions) Electric New York $31,652 Gas New York 10,565 Steam New York 1,959 Total CECONY $44,176 O&R ($ in millions) O&R Electric New York $1,345 O&R Gas New York 726 RECO New Jersey 389 Total O&R $2,460 Total Rate Base $46,636 CECONY Electric CECONY Gas CECONY Steam O&R Electric and Gas RECO 36

Regulated Utilities' Rates of Return and Equity Ratios (12 Months ended March 31, 2026) ROE Regulated Basis Equity Ratio Authorized Actual Rate Effective Date Authorized Actual CECONY Electric 9.29% 9.10% January 1, 2026 Gas 9.29 9.52 January 1, 2026 Steam 9.25 7.14 November 1, 2023 Overall 9.29% 9.11% 48.00% 47.24% O&R Electric 9.75% 9.84% January 1, 2025 Gas 9.75 9.94 January 1, 2025 RECO 9.60 7.34 January 1, 2022 Overall 9.73% 9.49% 48.06% 47.11% a. Weighted by rate base. (a) (a) 37 Execution on rate plans supports safe, reliable service and strong financial results

Financing Plan Activity in 2026 . a. Excludes common equity issued under Con Edison's dividend reinvestment, employee stock purchase and long-term incentive plans. b. The issuance amount includes 7,000,000 shares of common stock issued for approximately $776 million upon physical settlement of a February 2026 forward sale agreement, and excludes shares issued under Con Edison’s dividend reinvestment, employee stock purchase, and long-term incentive plans. ($ in millions) Planned Actual Comment Common Equity Issuance Up to $1,100(a)(b) _________$776 • In March, CEI Issued 7,000,000 of common shares through physical settlement of the February 2026 equity forward sale agreement Debt Credit Facilities ___ ____$3,500 • In March, CEI, CECONY and O&R entered into a $3,500 million 5- year revolving credit facility to replace the $2,500 million 5-year revolving credit facility that was set to expire in March 2029 and CECONY's $500 million 364-day revolving credit facility that was set to expire in March 2026 38

Utilities' Capital Investments


($ in millions)
$3,635
$4,001
$4,379
$4,699
$4,946
$6,533
$6,592
$6,939
$8,524
$8,571
Depreciation
Steam
Gas
Electric
2021
2022
2023
2024
2025
2026E
2027E
2028E
2029E
2030E
Actual
Forecast (a)(b)(c)(d)
CECONY & O&R Electric - actual
CECONY & O&R Electric - forecast
CECONY & O&R Gas - actual
CECONY & O&R Gas - forecast
CECONY Steam - actual
CECONY Steam - forecast

	Annual CECONY Capital Investments				Annual O&R Capital Investments		
	Electric	Gas	Steam	Depreciation	Electric	Gas	Depreciation
2021	2,189	1,126	103	1,705	147	70	95
2022	2,522	1,128	108	1,778	167	76	98
2023	2,909	1,046	128	1,924	211	85	105
2024	3,088	1,154	132	2,037	214	111	117
2025	3,201	1,151	113	2,193	337	144	127
2026E	4,766	1,093	127	2,221	415	132	138
2027E	4,852	1,057	193	2,221	380	110	152
2028E	5,019	1,066	201	2,221	502	151	179
2029E	6,228	1,436	223	2,710	494	143	190
2030E	6,293	1,451	209	3,040	479	139	206

a. Forecast for 2026, 2027 and 2028 reflects CECONY's new Electric and Gas rate plans (Case 25-E-0072 & 25-G-0073) approved in January 2026.
b. Forecast for 2026 and 2027 reflects O&R's Electric and Gas rate plans (Case 24-E-0060 & 24-G-0061) approved in March 2025.
c. Forecast for 2027 and 2028 reflects CECONY's November 2025 steam rate filing that is subject to approval by the NYSPSC.
d. 2025 Form 10-K, page 30.

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Commercial Paper Borrowings ($ in millions) a. In March 2026, Con Edison, CECONY and O&R entered into a $3.5 billion revolving credit facility to replace $2.5 billion revolving credit facility that was set to expire in March 2029 and CECONY's $500 million 364-day revolving credit facility that was set to expire in March 2026. The revolving credit facilities support Con Edison's, CECONY's and O&R's commercial programs. 40

Income Statement - 2026 First Quarter ($ in millions) QTD CECONY O&R CET(a) Other(b) Total Total operating revenues $4,654 $441 $1 $(1) $5,095 Depreciation and amortization 539 33 — — 572 Other operating expenses 3,009 332 3 2 3,346 Total operating expenses 3,548 365 3 2 3,918 Operating income (loss) 1,106 76 (2) (3) 1,177 Gain on sale of interest in MVP — — 189 — 189 Other income 144 10 15 — 169 Interest expense 286 18 — 4 308 Income before income tax expense (benefit) 964 68 202 (7) 1,227 Income tax expense (benefit) 231 16 59 (3) 303 Net income (loss) for common stock $733 $52 $143 $(4) $924 a. Net income for common stock for CET of $143 million includes pre- tax investment income of $196 million from MVP and $10.9 million from New York Transco LLC for the three months ended March 31, 2026. b. Other includes the parent company, Con Edison’s tax equity investments and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Part I, Item 1 of the 2026 Form 10-Q. 41

Condensed Statement of Cash Flows – 2026 First Quarter ($ in millions) CECONY O&R CET Other(a) Total Net cash flows from (used in) operating activities $128 $53 $(5) $(2) $174 Net cash flows from (used in) investing activities (1,169) (111) 342 2 (936) Net cash flows from (used in) financing activities (476) 87 (331) (1) (721) Net change for the period (1,517) 29 6 (1) (1,483) Balance at beginning of period 1,581 24 19 6 1,630 Balance at end of period (b) $64 $53 $25 $5 $147 a. Other includes the parent company, Con Edison’s tax equity investments and consolidation adjustments. b. See "Reconciliation of Cash, Temporary Cash Investments and Restricted Cash" in Note A of the 2026 Form 10-Q. Con Edison’s consolidated financial statements and the notes thereto are in Part I, Item 1 of the 2026 Form 10-Q. 42

Condensed Balance Sheet - As of March 31, 2026 ($ in millions) Balance Sheet CECONY O&R CET Other Total ASSETS Current assets $5,994 $413 $58 $(179) $6,286 Investments 727 22 311 3 1,063 Net plant 52,517 3,584 3 — 56,104 Other noncurrent assets 10,338 533 1 416 11,288 Total assets $69,576 $4,552 $373 $240 $74,741 LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities $4,705 $339 $2 $240 $5,286 Noncurrent liabilities 17,364 1,273 28 (360) 18,305 Long-term debt 24,063 1,491 — — 25,554 Equity 23,444 1,449 343 360 25,596 Total liabilities and equity $69,576 $4,552 $373 $240 $74,741 Con Edison’s consolidated financial statements and the notes thereto are in Part I, Item 1 of the 2026 Form 10-Q. 43

Organizational Structure

conEdison

Market Cap[(a)]: **$41.7 billion**
Issuer Ratings[(b)]: Baa1 / A- / BBB+
Outlook[(b)]: Negative / Stable / Stable

Regulated Energy Delivery

Consolidated Edison Company of New York, Inc. (CECONY)[(c)]

Ratings[(b)]: A3 / A- / A-

Outlook[(b)]: Negative / Stable / Stable

Orange and Rockland Utilities, Inc. (O&R)[(d)]

Ratings[(b)]: Baa1 / A- / A-

Outlook[(b)]: Stable / Stable / Stable

Rockland Electric Company (RECO)

FERC Regulated Transmission

Con Edison Transmission, Inc.

(Con Edison Transmission or CET)

Percentages of Total Assets by Business

2026 Total Assets: $75 billion[(a)]



6.1%
0.5%
0.5%
92.9%
CECONY
O&R
CET
Other

a. As of March 31, 2026.
b. Con Edison's issuer ratings and the senior unsecured ratings of CECONY and O&R and outlook shown in order of Moody's / S&P Global Ratings (S&P) / Fitch. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
c. CECONY delivers electricity to approximately 3.7 million customers, gas to approximately 1.1 million customers and steam to approximately 1,485 customers.
d. O&R delivers electricity to approximately 0.3 million customers and gas to over 0.1 million customers.

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Capital Structure – March 31, 2026(a) Consolidated Edison, Inc. Baa1 / A- / BBB+ CECONY A3 / A- / A- O&R Baa1 / A- / A- Parent and Other Debt $ 25,804 50% Equity 25,596 50 Total $ 51,400 100% Debt $ 24,313 51% Equity 23,444 49 Total $ 47,757 100% Debt $ 1,491 51% Equity 1,449 49 Total $ 2,940 100% Debt $ — —% Equity 703 100 Total $ 703 100% a. Amounts shown exclude notes payable and include the current portion of long-term debt. Con Edison's issuer ratings and the senior unsecured credit ratings of CECONY and O&R shown in order of Moody's / S&P / Fitch. Moody's has a negative outlook for Con Edison and CECONY, and a stable outlook for O&R. See slide 47 for additional details. S&P and Fitch have stable outlooks for each entity. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. ($ in millions) 45

Rating Agency Credit Metrics

In Q1 2026, Moody's placed Con Edison and CECONY on negative outlook, while S&P Global and Fitch ratings for CEI and its subsidiaries remain unchanged.

Rating Agency	Rating / Outlook[a]	Rating Agency Key Metric[b]	Rating Agency Forecast[c]	Rating Agency Downgrade Threshold
Moody's Investors Services	• Con Edison: Baa1 / Negative • CECONY: A3 / Negative • O&R: Baa1 / Stable	CFO pre-WC[e] / Debt	• 15 - 16% • 15 - 16% • >16%	• <17% • <17% • <15%
S&P Global Ratings[d]	• Con Edison: A- / Stable • CECONY: A- / Stable • O&R: A- / Stable	Funds from operations to Debt	• 16 - 18% • 16 - 18% • 16 - 18%	• <16% • <16% • <16%
Fitch Ratings	• Con Edison: BBB+ / Stable • CECONY: A- / Stable • O&R: A- / Stable	Funds from operations - Adjusted Leverage	• ~4.9x • ~4.9x • ~4.4x	• >5.0x • >5.0x • >5.0x

This slide reflects the company's understanding of certain credit criteria of the rating agencies at this time, which are subject to change.

Source: Moody's Credit Opinion March 31, 2026 for Con Edison and CECONY and Moody's Credit Opinion June 26, 2025 for O&R; S&P Rating Action June 9, 2025 for Con Edison and S&P Rating Report March 25, 2026 for CECONY and O&R; Fitch Rating Report September 3, 2025 for Con Edison, CECONY and O&R

a. Represents Con Edison's issuer ratings and the senior unsecured ratings of CECONY and O&R. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at anytime.

b. As defined and calculated by each respective rating agency. The rating agencies use other metrics that are not described on this slide.

c. Forecast represents: "during the 2026-2026 rate plan" regarding CEI and CECONY and "through the rate plan" regarding O&R for Moody's; "will maintain" regarding CECONY and "will sustain" regarding O&R for S&P; "over 2024-2028" for Fitch regarding Con Edison, "over our forecast period" for CECONY and "over 2025-2029" regarding O&R.

d. S&P rates CECONY and O&R on a group rating methodology with Con Edison.

e. CFO pre-WC is defined by Moody's as cash flow from operations before changes in working capital.

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Con Edison Sustainability Resources • 2026 Proxy Statement • CECONY Climate Change Vulnerability Study and Climate Change Resilience and Adaptation Plan • O&R Climate Change Vulnerability Study and Climate Change Resilience and Adaptation Plan • 2024 Disadvantaged Communities Report for the NYSPSC • Highlighting how the Company supports our communities through Community Partnerships • Our Standards of Business Conduct guide our Political Engagement • Con Edison’s Clean Energy Vision looking toward a clean energy future • Sustainability Report - Con Edison's Sustainability report • CECONY Economic Impact Reports • 2025 Con Edison Webinar: Delivering Reliable and Resilient Energy for the Future Our Sustainability reporting standards: • Global Reporting Initiative Content Index • Edison Electric Institute / American Gas Association templates – Industry reporting standards • Sustainability Accounting Standards Board (SASB) – Broad reporting standard • Task Force on Climate-Related Financial Disclosures (TCFD) – Broad reporting standard • Our environmental impacts including carbon emissions disclosures are filed with the Carbon Disclosure Project (CDP) Link to more resources: https://investor.conedison.com/sustainability-resources 47

INTERNAL 2025 Earnings Release Presentation February 19, 2026